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                                                                   EXHIBIT 10.22

                                 LEASE AGREEMENT

THE STATE OF TEXAS  }
                    }
COUNTY OF FORT BEND }

         This Lease Agreement (the "Lease") is made and entered into between Landlord and Tenant, subject to and upon the terms, provisions and conditions hereinafter set forth, and in consideration of the mutual duties and covenants hereof, Landlord does hereby lease, demise and let to Tenant, and Tenant does hereby lease and take from Landlord, those certain Premises located in the Building located at 4000 Greenbriar, in the City of Stafford, Fort Bend County, Texas.

                               W I T N E S E T H:

         1. DEFINED TERMS. The following terms shall be deemed to be defined terms of the Lease for all purposes.

         (a) Date of this Lease: November 1, 1995.

         (b) Landlord: JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, whose principal address is P. O. Box 111, 200 Berkeley Street, Boston, Massachusetts 02117.

         (c) Tenant: CALIFORNIA MICROWAVE-MICROWAVE NETWORK SYSTEMS, INC., a Texas corporation, whose principal address is prior to the Commencement Date, 10795 Rockley Road, Houston, Texas 77094 and subsequent to the Commencement Date shall be 4000 Greenbriar, Suite 100, Stafford, Texas 77477.

         (d) Premises: Initially, beginning on the Commencement Date, approximately 118,750 square feet as reflected on a site plan attached hereto as Exhibit "A" in the building (the "Building") generally known as 4000 Greenbriar, in Stafford, Texas located upon that real property described in Exhibit "B" attached hereto and made a part hereof (said real property, together with the improvements now or hereafter located thereon, being herein called the Property"); subsequently, beginning on June 1, 1997, the Premises shall be expanded to include approximately 45,850 additional square feet as reflected on the site plan (Exhibit "A"), so that beginning on June 1, 1997 and continuing throughout the remainder of the Term the Premises shall consist of a total of approximately 164,600 square feet.

         (e) Address of Premises: 4000 Greenbriar Drive, Suite 100, Stafford, Texas 77477.

         (f) Permitted Use: Tenant's use of the Premises shall be for general office and light manufacturing and assembly and warehouse purposes only. At all times Tenant shall be responsible for complying with the "Declaration of Protective Covenants and Restrictions" for
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Greenbriar Southwest, Section Three, filed of record in Volume 826, Page 580 of the Real Property Records of Fort Bend County, Texas as they currently exist or as they may be amended, and the Subdivision Plat for Greenbriar Southwest Section Three recorded in Volume 22, Page 33 of the Plat Records of Fort Bend County, Texas.

         (g) Tenant's Pro Rata Share: 52% from December 1, 1995 through May 31, 1997; 72% from June 1, 1997 through November 30, 2002.

         (h) Commencement Date: December 1, 1995.

         (i) Term: A total of eighty-four (84) months, commencing on the Commencement Date and ending on November 30, 2002.

         (j) Base Monthly Rental:
             From 12/01/95 through 05/31/97:  $26,125.00 per month;
             From 06/01/97 through 11/30/98:  $36,212.00 per month; and
             From 12/01/98 through 11/30/02:  $46,088.00 per month.

         (k) Total Base Rental: The sum total of all of the Base Monthly Rental installments due for and over the entire Term.

         (l) Additional Rent: Any monetary sum that Tenant owes to Landlord other than the Base Monthly Rental and the Total Base Rental pursuant to the terms hereof, including but not limited to all security deposit type damage and any other sums due hereunder.

         (m) Rent: The Total Base Rental and all Additional Rent.

         (n) Security Deposit: $24,000.00

         (o) Tenant's Insurance Requirements:

                  A. Comprehensive General Liability: $5,000,000 combined single limit.

                  B. Fire and Extended Coverage: in the amount equal to the full replacement cost of all personal property, fixtures and improvements located at the Premises.

                  C. Worker's Compensation: in statutory required amounts on all employees of Tenant.


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         (p)      Address for Notices:

                  To Landlord:

                  John Hancock Mutual Life Insurance Company
                  c/o Hancock Realty Investors
                  Attention:  Asset Manager-4000 Greenbriar
                  P. O. Box 111
                  200 Berkeley Street
                  Boston, Massachusetts  02117
                  Telephone: (617) 572-3800  Fax: (617) 572-3860

                  with a copy to:
                  CB Commercial Real Estate Group, Inc.
                  Management Services
                  2500 West Loop South, Suite 250
                  Houston, Texas 77027-4502

                  To Tenant:

                  California Microwave-Microwave Network Systems, Inc.
                  Attention:  Carl Frampton
                  4000 Greenbriar Drive, Suite 100
                  Stafford, Texas  77477
                  Telephone: (713) 495-7123  Fax: (713) 495-9544

                  with a copy to:
                  Andrews & Kurth, L.L.P.
                  4200 Texas Commerce Tower
                  Houston, Texas 77002
                  Attn:  Michael A. Boyd

         (q)      Brokers:

                  Brendan P. Lynch
                  CB Commercial Real Estate Group, Inc.
                  2500 West Loop South, Suite 100
                  Houston, Texas 77027-4502

                  and



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                  Rusty Tamlyn
                  Cushman & Wakefield of Texas, Inc.
                  1300 Post Oak Blvd., Suite 1600
                  Houston, Texas  77056

         2. TERM/OCCUPANCY. The Term shall commence on the Commencement Date, and shall continue for the period of time in the Term as specified hereinabove. Tenant shall initially, beginning on the Commencement Date, occupy and lease the approximately 118,750 square feet of space reflected on the floor plan attached hereto as Exhibit "A", and Tenant shall subsequently, beginning on June 1, 1997, occupy and lease the additional 45,850 square feet as reflected on the floor plan attached hereto as Exhibit "A". Therefore, beginning June 1, 1997 and continuing throughout the remainder of the Term, the Premises shall consist of a total of approximately 164,600 square feet.

         Landlord hereby grants to Tenant, its employees, agents, contractors, invitees, licensees and other visitors nonexclusive license for the term of this Lease and all extensions and renewals thereof to use the common areas of the Building for the purpose of ingress and egress to the Building and the Premises (including, without limitation, use of any private roadways and drives located on or adjacent to the Building for vehicular ingress and egress).

         3. USE. The Premises are to be used and occupied by Tenant (and Tenant only) solely for the Permitted Use. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations, deed restrictions, applicable to the use or occupancy of the Premises (including without limitation, all provisions of the Americans with Disabilities Act applicable to the Premises), and any conditions or matters at the Property caused by Tenant, or Tenant's customers, agents, employees or invitees, and Tenant shall promptly comply with all governmental orders, regulations, restrictions, and directions for the correction, prevention and abatement of nuisances in, upon, or conducted in connection with the Premises, all at Tenant's sole expense. Without Landlord's prior written consent, Tenant shall not receive, store, or otherwise handle any product, material or merchandise which is volatile, hazardous, explosive or highly inflammable. The foregoing restrictions shall not be deemed to prohibit Tenant from maintaining reasonable quantities of any material that is utilized by Tenant or its employees in the ordinary course of business,provided that such materials are stored and handled in proper containers in accordance with applicable laws, regulations, codes and ordinances. Without Landlord's prior written consent, Tenant shall not use or permit the Premises to be used for any purpose which would render the insurance thereon void, including but not limited to any operational activity of Tenant or Tenant's vacating or abandonment of the Premises. Tenant shall not use the Premises or the Building or permit the Premises or the Building to be used, or allow any activity to occur at the Premises, in any way which would cause offensive noises, odors, fumes, vibrations, noxious or dangerous gases or chemicals, or any other nuisances to occur at the Premises or the Building. Further, Tenant shall not cause or allow any disturbance of other tenants within the Building or do or permit anything to occur which might decrease, diminish or adversely affect the Premises, the Building, or any other tenant's interest therein.


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Additionally, and regardless of whether Tenant is in default hereunder, Tenant shall be responsible for paying to or reimbursing Landlord for, upon demand, any increase, whether temporary or permanent, in insurance premiums that result from any activity occurring at the Premises or items placed or situated at the Premises. Landlord hereby covenants and agrees to use its diligent good faith efforts to cause the other tenants of the Building to conduct their business and to control their agents, employees, and contractors, in such manner as not to create any nuisance, or unreasonably interfere with, annoy or disturb Tenant in its possession and use of the Premises.

         4. BASE MONTHLY RENTAL. Tenant agrees to pay to Landlord, as a separate and independent covenant, the Total Base Rental; such Total Base Rental shall be due and payable in monthly installments of Base Monthly Rental on the first day of each calendar month during the Term of this Lease and any extensions or renewals thereof. Tenant agrees to pay such rent plus any Additional Rent, to Landlord at Landlord's address (or such other address as may be designated by Landlord from time to time) monthly in advance without demand, deduction, offset or credit except as expressly provided herein. If the Term of this Lease as heretofore established commences on other than the first day of a month or terminates on other than the last day of a month, then the installment of Base Monthly Rental for such month shall be prorated and the installment so prorated shall be paid in advance. Tenant shall also pay, as Additional Rent, all such other sums of money as shall become due from and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies for default for the payment of Additional Rent as are available to Landlord in the case of a default in the payment of Base Monthly Rental. All past due installments of Rent and any and all other sums due Landlord from Tenant shall bear interest at the rate of twelve percent (12%) per annum beginning on the 10th day after the due date therefor and continuing until paid.

         5. SECURITY DEPOSIT. Tenant shall contemporaneously herewith deliver to Landlord the cash Security Deposit. The Security Deposit shall be held by Landlord as security for the payment of all rent and other sums payable by Tenant to Landlord hereunder, and for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease during the Term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent, whether it be Base Monthly Rental or Additional Rent, Landlord may (but shall not be required to) apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum due Landlord hereunder, and/or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, and/or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. Any portion of the Security Deposit which is not so utilized or spent by Landlord may continue to be held by Landlord as security and same may be utilized upon a default by Tenant for any of the aforesaid purposes. If any portion of the Security Deposit is so used or applied, Tenant shall, within twenty-five (25) days after written demand therefor, deliver cash to Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be deemed to be a nonpayment of Additional Rent and a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be


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entitled to interest on such Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it (including leaving Landlord a forwarding address in writing), the Security Deposit or any balance thereof shall be returned to the Tenant within sixty (60) days after the expiration of the Term. In the event of a termination of the Landlord's interest in this Lease, Landlord shall transfer said Security Deposit (or any balance thereof) to Landlord's successor in interest.

         6. OPERATING EXPENSES/ADDITIONAL RENT.

         (a) The term "Tenant's Pro Rata Share" shall mean the percentage of the Building occupied by Tenant determined by dividing the total number of square feet of the Premises by the total number of square feet of the Building, (which is agreed and stipulated to be 229,200 square feet) which is agreed to be the percentage specified hereinabove.

         (b) "Operating Expenses" as said term is used herein shall be computed at Landlord's option either on the accrual basis. All Operating Expenses shall be determined in accordance with sound accounting principles consistently applied. The term "Operating Expenses" as used herein shall mean all expenses, costs and disbursements (but not replacement of capital investment items except as otherwise stated hereinbelow, or specific costs billed to and paid by specific tenants, or any cost or expense which is specifically set forth herein as an obligation of Landlord) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, maintenance and operation of the Property, including those costs related to pedestrian walkways, landscaping and all drives and parking facilities, and such additional facilities in subsequent years as may be added by Landlord, and including, but not limited to, the following:

         (i) Costs of repairing, maintaining, and operating the Property;

         (ii) Compensation, wages and salaries of all contractors or employees directly engaged in operation, and/or maintenance of the Property;

         (iii) All taxes, insurance and benefits relating to contractors or employees providing these services;

         (iv) All supplies, tools, equipment, and materials used in operation and maintenance of the Property;

         (v) Cost of all utilities for the Property and its common areas including the cost of water, power, and lighting, for the Property (except to the extend separately billed, assessed and paid for by Tenant or other tenants of the Building);



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         (vi) All management fees payable to the managing agent for the
         Property, not to exceed a sum equal to five percent (5%) of the Rents derived from the Property on an annual basis;

         (vii) Cost of all maintenance and service agreements for the Property and the equipment therein;

         (viii) Cost of all insurance relating to the Property, including, but not limited to, the cost of casualty and liability insurance applicable to the Property and Landlord's personal property used in connection therewith;

         (ix) All taxes and assessments and governmental charges, whether federal, state, county or municipal, and whether they be taxing districts or authorities presently taxing the Property or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Property or its operation and any costs and expenses of contesting the validity of same. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property. Tenant shall also pay any ad valorem taxes on the value of leasehold improvements at the Premises to the extent that same are separately assessed by the applicable taxing authority(ies).

The term "actual Operating Expenses" shall mean, with respect to each calendar year during the Term of this Lease, the actual Operating Expenses for said year computed in accordance with the provisions of this Subsection.


         Expressly excluded from Operating Expenses are the following items:

         (1) Replacement of capital investment items;

         (2) Repairs and restoration paid for by the proceeds of any insurance policies or which are paid or reimbursed to Landlord by third parties;

         (3) Principal, interest, and other costs directly relating to financing the Property;

         (4) Rental, leasing, and similar commissions, advertising, promotional, and legal expenses;

         (5) Specific costs billed to and paid by any tenant (including Tenant) or by third persons;

         (6) Depreciation;



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         (7) Costs incurred in renovating or otherwise improving or decorating, painting, or redecorating vacant space for tenants or other occupants;

         (8) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Property, to the extent only that the costs of such services exceed competitive costs of such services where they are not rendered by a subsidiary or affiliate; and

         (9) Any costs, fines, or penalties incurred due to violation by Landlord, its employees, agents, contractors, or assigns, or any governmental rule or authority.

         (10) All costs of a capital nature, including but not limited to, capital improvements, capital repairs, capital equipment and capital tools, all as determined in conformity with generally accepted accounting principles consistently applied, including without limitation, any costs or expenses incurred to comply with the requirements of any governmental authority, law, code, ordinance or regulation enacted or imposed as of the date of this lease, including without limitation, the ADA as it relates to the exterior elements of the Building, including the exterior doors to the Premises (unless the Tenant's use of the premises changes so as to cause ADA required revisions to the exterior elements of the Building or exterior doors to the Premises, in which case the Tenant will be responsible for the cost of such revisions);

         (11) Costs and expenses for services or amenities that are specifically for the benefit of a particular tenant and that are of a nature not generally provided to all tenants in the Building or to Tenant without separate charge therefor;

         (12) Landlord's general administrative overhead expenses and partnership or corporate accounting fees;

         (13) Wages, salaries, or other compensation of any kind or nature paid to any executive employees above the grade of building manager;

         (14) Any taxes or income, death taxes, franchise taxes and any taxes imposed or measured on or by the income of Landlord from the operation of the Property.

         (c) Additional Rent. Tenant shall pay Tenant's Pro Rata Share of each calendar year's (or any part thereof) Operating Expenses for such year (or any part thereof). Any sum payable by Tenant under this provision shall be deemed Additional Rent. For each year during the Term of this Lease, Landlord shall provide to Tenant a statement of the projected Operating Expenses for such year as soon as reasonably possible, and Tenant shall thereafter pay, in addition to the Base Monthly Rental for such year, Tenant's Pro Rata Share of the projected Operating Expenses. Such projected Operating Expenses may be adjusted from time to time and Tenant's required payment of Additional Rent shall thus likewise be adjusted. Landlord shall


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within the period of one hundred fifty (150) days (or as soon thereafter as possible) after the close of each calendar year of the Term hereof provide Tenant a statement of such year's actual Operating Expenses. If the actual Operating Expenses are greater than the projected Operating Expenses paid by Tenant, Tenant shall pay Landlord, within thirty (30) days of delivery of the statement, the Tenant's Pro Rata Share of the difference. If such year's projected Operating Expenses paid by Tenant are greater than the actual Operating Expenses, Landlord shall either pay to Tenant within thirty (30) days of said statement's issuance Tenant's Pro Rata Share of the difference, or, at Landlord's option, apply Tenant's Pro Rata Share of the difference to any sums due or to become due from Tenant to Landlord.

         (d) Notwithstanding any other provision herein to the contrary, the rent owed by Tenant shall never be less than the Base Monthly Rental. Further, even though the Term has expired and Tenant has vacated the Premises, Tenant shall remain fully liable to pay to Landlord Tenant's prorata portion of any sums due as Additional Rent pursuant to this Section for the last calendar year of the Term of this Lease.

         (e) Landlord shall maintain complete and accurate records of all Operating Expenses of the Building. Tenant and Tenant's authorized representatives shall have the right, at Tenant's expense and after giving not less than five (5) days' prior written notice to Landlord to inspect audit and copy Landlord's books and records relating to Operating Expenses for any period within the term of this Lease and not more than six (6) months after the reconciliation for the previous year. Any such inspection and audit shall be conducted in Landlord's office during normal business hours. Landlord shall reimburse Tenant for the reasonable costs of any such inspection and audit if Landlord and Tenant agree or a court of competent jurisdiction or arbitration decision state that the operating expenses billed to Tenant for such previous calendar year were overstated in Landlord's statement of actual operating expenses for such calendar year by more than five percent (5%). The Landlord's records and calculations of Operating Expenses for any year which are not audited or contested in writing within six (6) months of Tenant's receipt of the reconciliation for such year shall be conclusively deemed correct and accepted by Tenant, and shall not be contestable or disputable (regardless of whether actually accurate or correct).

         7. PEACEFUL ENJOYMENT. Tenant shall, and may peacefully, have, hold and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the rental and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained.

         8. ALTERATIONS, ADDITIONS AND LIENS.

         (a) Except as hereinafter expressly provided, Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises, or any part thereof, whether they be to the interior or exterior of the Premises or any part thereof, without first submitting detailed plans and specifications for Landlord's approval, and receiving the written consent of Landlord, which shall not be unreasonably denied, conditioned or delayed. Any


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alterations, additions or improvements to or of the Premises, including, but not limited to, alterations, additions and improvements to the wall covering, carpeting, paneling and built-in cabinet work, plumbing, air-conditioning, HVAC and air handling systems, and the electrical systems, and component parts, but excepting movable furniture and trade fixtures, shall upon the expiration of the Term become a part of the realty belonging to the Landlord and shall be surrendered with the Premises. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense. Any contractor, or person selected by Tenant to make such alterations, additions or improvements, must first be approved in writing by the Landlord, which shall not be unreasonably withheld, conditioned or delayed. No work shall commence until Tenant has procured and paid for all required municipal and other governmental permits and authorizations. Tenant shall not permit any mechanics' or materialmen's lien to be filed against the Property or the Premises, or against the Tenant's leasehold interest in the Premises, by reason of work, labor, services, or materials supplied, or claimed to have been supplied, whether prior or subsequent to the commencement of the Term hereof, to Tenant or anyone holding the Premises through or under Tenant. If any such mechanics' or materialmen's lien shall, at any time, be filed against the Property or the Premises, or Tenant's leasehold interest, then Tenant shall, within ten (10) days after notice of the filing thereof, cause such lien to be discharged of record by payment, deposit, bond, order of Court of competent jurisdiction, or otherwise. If Tenant shall fail to cause such lien to be discharged within such ten (10) day period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge such lien, either by paying the amount claimed to be due, or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such mechanics' and materialmen's lien by the lien or, and to pay the amount of the judgment for and in favor of the lien or, with interest, costs, and all other allowances. Any amount paid by the Landlord for any of such purposes, including Court costs, attorneys' fees and expenses of litigation, with interest thereon at the rate of twelve percent (12%) per annum from the date of payment, shall be paid by Tenant to Landlord on demand, and if unpaid, shall be treated as Additional Rent, as provided for elsewhere in this Lease. Nothing in this Lease shall be construed in any way as constituting the consent or request of the Landlord, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer, or materialmen, for the performance of any labor, or the furnishing of any materials for any specific improvement, alteration or repair of or to the Premises or as giving Tenant the right, power, or authority, to contract for or permit the rendering of any service or the furnishing of any material that would give rise to the filing of any mechanics' lien against the Property or the Premises.

         (b) Not withstanding anything to the contrary in Section 8(a) above, after the Commencement Date, provided that an Event of Default does not exist, and that Tenant first submits plans, specifications or drawings to Landlord, Tenant will be permitted to make alterations, additions and/or improvements of a nonstructural nature (other than cosmetic changes such as painting and replacement of floor, wall and window coverings) to the interior of the Building (that does not penetrate or affect the roof), if the aggregate cost of such alterations,


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additions or improvements does not exceed $20,000.00, without Landlord's prior consent. All other alterations, additions or improvements, including but not limited to those of a nonstructural nature, which exceed a cost of Twenty Thousand Dollars ($20,0000) shall be governed by the preceding paragraph hereof.

         (c) It is understood and agreed that Tenant, at its sole cost and expense, shall make certain improvements to the office area and warehouse area of the Premises, which will entail, but shall not be limited to, dropping a ceiling in the warehouse and air conditioning unit areas of the Premises, increasing the lighting, installing a second set of restrooms, adding static resistance flooring in the manufacturing area, and re-carpeting the office area. Landlord's consent to the plans and specification for such work shall be required prior to initiating such work; however, Landlord will cooperate with the Tenant's architect, project manager, facilities department, general contractor and subcontractors in connection with such work and the obtaining of all permits required under applicable laws and complying with applicable laws, codes or governmental regulations in connection with such construction work (however Landlord shall not be required to expend any funds in connection therewith). Additionally, the general contractor to perform such work shall be subject to Landlord's prior approval, which will not be unreasonably withheld or delayed. Tenant warrants that all such work will be done in a good and workmanlike manner, and billed in accordance with all City of Stafford codes and specifications. Tenant shall, upon completion all of such work, provide Landlord with full and complete lien releases and waivers from the general contractor and all subcontractors and materialmen.

         9. MAINTENANCE AND REPAIRS.

         (a) General. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good and acceptable order, condition and repair. Tenant shall upon the expiration or sooner termination of this Lease surrender the Premises to Landlord in the same condition as received by Tenant upon commencement of this Lease, ordinary wear and tear, casualty and condemnation excepted. Except as specifically provided herein, Landlord shall have no obligation to alter, remodel, improve, repair, maintain, decorate or paint the Premises or any part thereof, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the property except as specifically set forth herein. The Tenant's obligation to pay rent is an independent covenant separate and apart from any covenant or obligation of the Landlord relative to repairs or maintenance. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof, except as hereinafter expressly provided, in good condition and repair, including without limitation all windows, glass and plate glass, doors, entrance ways, interior walls, finish work, floor covering, heating and air conditioning systems and plumbing work and fixtures. Tenant shall take good care of the Premises and its fixtures. Tenant will keep and maintain the Premises, as well as the parking areas (being the seven areas outlined in Exhibit "C" hereto) and driveways serving same, in a clean, neat and sanitary condition. Tenant shall furnish and provide, at its expense, all janitorial services and supplies to be used on or at the Premises. Tenant shall further maintain, repair and/or replace the HVAC system or units serving the


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Premises. Upon request, Tenant shall furnish Landlord with copies of all of
Tenant's records relative to repair, replacement and/or maintenance of the HVAC system. Further, and notwithstanding anything to the contrary stated herein, Tenant shall be responsible and shall bear the cost to repair, maintain and/or replace any portion of the Premises or any other part of the Building, structural or non-structural, which is damaged or destroyed by or because of the acts of Tenant or Tenant's agents, employees, or contractors. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make the repairs or replacements, and Tenant shall repay the cost thereof, as Additional Rent, to Landlord upon demand. Tenant shall not commit or allow any waste or damage to be committed on or to any portion of the Premises.

         (b) Landlord shall, at its expense, maintain (in reasonably good repair) only the roof, foundation, exterior walls and structural frame of the Building, reasonable wear and tear excepted (unless any such repair or maintenance was caused by any act or negligence of Tenant or its invitees, licensees, agents or employees to the extent not covered by the Landlord's insurance). The term "frame", as used in this Subsection, shall not include windows, glass or plate glass, doors or entrance ways. Tenant shall immediately give Landlord written notice of any need for repairs, after which Landlord shall have the reasonable opportunity to repair same, subject to the provisions of
Section 31(h) hereof. Landlord's liability hereunder shall be limited to the cost of such repairs.

         (c) Landlord shall on or before the Commencement Date, pay to Tenant the sum of $100,000.00 which shall be used by Tenant to defray the costs of maintaining, repairing and/or replacing the HVAC system or units serving the Premises. Landlord makes no representations or warranties with respect to the HVAC system/units, and any costs incurred in connection with same in excess of said $100,000.00 shall be borne exclusively by Tenant. Tenant shall submit to Landlord evidence of all expenditures made to maintain, repair and/or replace said HVAC systems/units at the time of paying for same.

         (d) Notwithstanding that Tenant shall be responsible to maintain and repair the parking areas and driveways serving the Premises, in the event that the reasonable cost of repairing any one contiguous portion of the parking areas exceeds $5,000.00, then the Landlord will be responsible for such repairs, provided that Tenant is not in default under this Lease, and further provided that the damages needing repairing are not caused by the negligence or willfully wrongful actions of the Tenant, or the Tenant's agents, employees, contractors, invitees or licensees.

         (e) Tenant shall be responsible and obligated, at its sole cost and expense, to comply with all provisions of the Americans with Disabilities Act applicable to the interior of the Premises; provided, however, that Tenant shall not be obligated to make any alterations or improvements to the exterior of or outside of the Premises as a result of any provisions of such Act except as hereinafter set forth. Landlord shall be responsible and obligated, at its sole cost and expense, to comply with all provisions of the ADA applicable to the exterior elements of the Building, including without limitation, the exterior doors to the Premises, unless the required revisions are the result of a change in Tenant's usage of the Premises resulting in such required revisions.

         10. ENTRY BY LANDLORD. Landlord, or Landlord's agent, its mortgagee or prospective mortgagee, and prospective purchasers of the Property and their respective agents, shall have the right upon reasonable notice to tenant to enter the Premises to inspect the same, to submit the Premises to prospective purchasers, mortgagees or tenants, to post notices, to serve notice or process, or to take any other action not in violation of this Lease. Landlord shall be allowed to take all materials into the Premises that may be required for any repairs, changes, or maintenance, provided, however, that if any such entry by Landlord renders all or any portion of the Premises untenantable for a period of three (3) consecutive business days, all rent with respect to the untenantable portion of the Premises shall thereafter abate until the entire Premises are restored to a tenantable condition. Promptly upon completion of any work undertaken by or on behalf of Landlord, the Premises shall be restored to the condition which existed prior to such entry. Tenant hereby waives any claim for damages or for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and other loss occasioned by any such entry into the Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord. Landlord shall at all times have the right to retain a key with which to unlock all of the doors in, upon and about the Premises, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, without liability to Tenant. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or be deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction of Tenant from the Premises or any part thereof. Landlord shall endeavor to limit or minimize any material interference with Tenant's business operations resulting from any entry into the Premises, to the extent reasonable and practicable.

         11. LANDLORD'S LIEN. The Landlord's statutory lien is waived.

         12. ASSIGNMENT AND SUBLETTING.

         (a) Neither Tenant or Tenant's legal representatives nor successors in interest by operation of law or otherwise shall assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest therein, and any attempt to do so without the prior express written consent of Landlord shall be void, of no effect, and constitute an Event of Default (as hereinafter defined). This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of Tenant's interest in any or all such subleases. Notwithstanding any other provision of this Lease to the contrary, Tenant may assign this Lease or sublet the Premises or any part thereof to an affiliate of Tenant without the prior consent of, or notice to, the Landlord. For purposes of this section, "affiliate" shall be defined as a parent or subsidiary or other corporation or entity under common ownership with or owned by Tenant. Additionally, and notwithstanding any other provision of this Lease to the contrary, the prohibition on assignments shall not be applicable (and no prior consent of or notice to the Landlord shall be required) with respect to a merger between Tenant and another entity where the surviving entity has a net worth that is greater than or equal to the Tenant's net worth on the Date on this Lease.

         (b) If Tenant should desire to assign this Lease or sublease the Premises or any portion thereof, Tenant shall give Landlord written notice of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or effect such sublease. At the time of giving such notice, Tenant shall provide Landlord with a copy of the proposed assignment or sublease document, and such information as Landlord may reasonably request concerning the proposed sublease or assignee to assist Landlord in making an informed judgment regarding the financial condition, reputation, operation and general desirability of the proposed sublessee or assignee. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing of Landlord's election to:

         (1) Terminate this Lease as to the space so affected as of the date specified by Tenant in which event Tenant shall be relieved of all further obligations hereunder as to the Premises or said portion thereof, after paying all Rent due as of the Termination Date, or

         (2) Permit Tenant to assign or sublet the Premises or said portion thereof, or

         (3) Refuse to consent to Tenant's assignment or subleasing of the Premises or said portion thereof and to continue this Lease in full force and effect as to the entire Premises.

If Landlord should fail to notify Tenant of its election within said fifteen
(15) day period, Landlord shall have elected Option 3 above. Landlord and Tenant agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Tenant herein shall be subject to all of the terms, conditions and provisions of this Lease, including, without limitation, restriction on use and the covenant to pay Rent. Landlord may collect Rent directly from such assignee or sublessee and apply the amount so collected to the Rent herein reserved. No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant or any guarantor of Tenant's performances hereunder from further performance by Tenant or such guarantor of covenants undertaken to be performed by Tenant herein. Tenant and/or such guarantor shall remain liable and responsible for all Rent and other obligations herein imposed upon Lessee. Consent by Landlord to a particular assignment, sublease or other transaction shall not be deemed a consent to any other or subsequent transaction. In any case where Landlord consents to any such assignment, sublease or other transaction, Tenant shall pay any reasonable attorneys' fees incurred by Landlord in connection with such transaction. If Landlord consents to an assignment or sublease by Tenant to any person or entity other than an affiliate of Tenant, Tenant agrees that one-half of any Profit (as hereinafter defined) of any such assignment or sublease shall be paid to Landlord as additional rental hereunder immediately upon Tenant's receipt thereof. For purposes of this
Section 12(b), (i) the term "PROFIT" means (1) in the case of an assignment of this Lease, the amount, if any, by which the consideration paid to Tenant in respect of such assignment exceed Tenant's Transfer Costs, and (2) in the case of a sublease of all or any portion of the Premises, the amount, if any, by which the Excess Rents paid to Tenant in respect of such sublease exceed Tenant's Transfer Costs, (ii) the term "TRANSFER COSTS" means as to any assignment or sublease the reasonable out-of-pocket costs and expenses paid to third parties and directly related to that assignment or sublease, including, but not limited to, brokerage commissions,reasonable legal fees, and inducements and allowances paid to or for the benefit of the transferee, and (iii) the term "EXCESS RENTS" means the amount, if any, by which the rental amounts and other consideration payable to Tenant in respect of a sublease exceed the rents payable by Tenant under this Lease for the Premises or the portion thereof subject to that sublease.

         (c) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. ("Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease as of the date of such assignment. Any such assignee shall, upon demand therefor, execute and deliver to Landlord an instrument confirming such assumption.

         (d) Landlord shall not unreasonably withhold, condition or delay its consent to any assignment or subletting for the Permitted Use, provided that:

         (1) Tenant shall not then be in default hereunder beyond the expiration of any applicable grace period; and

         (2) The proposed assignee or subtenant shall:

                  (a) have a substantial financial standing, and;

                  (b) agree to use the Premises in a manner consistent with the standards of the Building; and

         (3) The character of the business to be conducted in the Premises by the proposed assignee or subtenant shall not be likely to increase substantially the Building Operating Expenses or costs or the burden on parking; and

         (4) In case of a subletting, the sublessee shall be expressly subject to all of the obligations of Tenant under the Lease, excepting Rent and Term, and the further condition and restriction that such sublease shall not be assigned, encumbered or otherwise transferred or the Premises further sublet by the subtenant, in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance; and

         (5) Each assignee, subtenant or successor shall assume and shall be deemed to have assumed the performance of all covenants and obligations of Tenant under the Lease, excepting Rent and Term, and shall be liable with Tenant for the performance of all such covenants and obligations.

         13. HOLD HARMLESS.

         (a) Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's occupancy and use of the Premises, the Building or the Property, or from the conduct of Tenant's business, or from any activity, work, or other thing done, permitted or suffered by the Tenant in or about the Premises, the Building or the Property, and Tenant shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease (including, without limitation, Tenant's failure to comply with the provisions of the Americans with Disabilities Act), or arising from any act or negligence of Tenant, or any agent, employee, contractor, licensee, or invitee of Tenant, and from and against all costs, attorney's fees, expenses and liabilities incurred in connection with or relating to any such claim or any action or proceeding brought thereon (other than a claim arising from the sole negligence or willful misconduct of Landlord or its agents or employees). Further, if any case, claim, action or proceeding is brought against Landlord by reason of any such claim, Tenant shall, upon notice from Landlord, defend the same at Tenant's expense utilizing counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises, the Building and the Property, from any causes other than those caused solely by Landlord's negligence, or willful misconduct, and Tenant hereby waives all claims in respect thereof against Landlord. Landlord shall indemnify and hold harmless Tenant against and from any and all claims, actions, or proceedings arising from the Landlord's (or Landlord's agents', employees', and contractors') negligence or willful misconduct.

         (b) Landlord shall not be liable for any damage to the Premises or for loss or damage to any property of Tenant, or Tenant's agents, employees, guests or invitees by theft or otherwise, or for any injury to or damage to persons or property resulting from fire, wind, explosion, falling plaster or other material, steam, gas, electricity, water, rain or hail, which may leak from any part of the Building or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the gross negligence or willful misconduct of Landlord and, its agents, or employees. Landlord and its agents and employees shall not be liable for interference with the light or other incorporeal hereditaments, loss of business by Tenant, or any latent defect in the Premises or in the Property. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or the Building or of defects therein or in the fixtures or equipment.

         14. NUISANCE. Tenant shall conduct its business and control its agents, employees, invitees, and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant, Landlord, or any other property owners in the vicinity of the Building. Tenant shall not cause or permit any nuisance or disturbance at the Premises or the Building, including but not limited to offensive noises, odors, fumes, vibrations, noxious or dangerous gases or chemicals, or anything else that might decrease, diminish, or adversely affect the Premises, or the Building or any other tenant's interest therein. Landlord hereby covenants and agrees to use its diligent good faith efforts to cause the other tenants of the Building to conduct their business and to control their agents, employees, and contractors, in such manner as not to create any nuisance, or unreasonably interfere with, annoy or disturb Tenant in its possession and use of the Premises.

         15. SUBORDINATION TO MORTGAGE. Landlord represents to Tenant that the Property is not, as of the effective date hereof, encumbered by a mortgage or deed of trust lien. This Lease shall be subject and subordinate to any mortgage or deed of trust lien which may hereafter encumber the Premises, the Building or the Property, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that the owner of any such mortgage or deed of trust enters into a written non-disturbance and attornment agreement with Tenant providing that in the event of foreclosure or other rights asserted under the applicable mortgage or deed of trust by the holder or any assignee thereof (a) this Lease and all of the rights of Tenant hereunder shall continue in full force and effect and effect and shall not be terminated or disturbed except in accordance with the provisions of this Lease; (b) Tenant will automatically become the tenant of such successor in interest without any change in the terms or other provisions of this Lease; (c) such successor in interest shall not be liable for any default of Landlord under this Lease occurring before such party takes title to the Building, but shall assume and covenant to perform the obligations, duties and liabilities of the Landlord under this Lease arising from and after such date; and (d) such successor in interest shall not be bound by (i) any payment of Rent for more than one month in advance, or (ii) any amendment or modification of this Lease made without the written consent of such successor in interest after the date of such non-disturbance and attornment agreement. Tenant shall execute such a non-disturbance and attornment agreement pursuant to this Section 15 within ten (10) business days following Tenant's receipt of the proposed non-disturbance and attornment agreement.

         16. ESTOPPEL CERTIFICATES. Tenant shall at any time and from time to time upon not less than ten (10) business days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed, and (c) all such other and additional information and data relating to this Lease, the Landlord or the Tenant as Landlord or Landlord's mortgagee may reasonably request. Any such statement shall be in a form reasonably acceptable to Landlord or its mortgagee, and may be relied upon by a prospective purchaser or mortgagee of all or any portion of the Premises or the Building.

         17. EMINENT DOMAIN. The term "total taking", as used in this section, means the taking of the entire Premises, under the power of eminent domain, or taking of so much of said Premises, as to prevent or substantially impair the conduct of Tenant's business thereon. The term "partial taking" means the taking of a portion only of said Premises, which does not constitute a total taking, as defined above. If, during the Term hereof, there shall be a total taking by public authority, under the power of eminent domain, then the leasehold estate of Tenant, in and to the Premises, shall cease and terminate as of the date of the actual taking. If, during the Term, there shall be a partial taking of the Premises, this Lease shall terminate as to the portion of said Premises taken upon the date which the actual possession of said portion of said Premises is taken, pursuant to said eminent domain proceedings, but said Lease shall continue in force and effect as to the remainder of said Premises. The rental, payable by the Tenant, for the balance of said Term, shall be reduced in the ratio that the value of the part taken bears to the value of the total Premises at the time of the taking. All damages allowed in any such condemnation proceeding or taking of the Premises, as herein mentioned, shall belong to and be the exclusive property of Landlord. Tenant shall have the right (at Tenant's sole cost and expense) to appear and file a separate claim for damages in such proceedings, and to participate in any and all hearings, trials and appeals thereon. If this Lease is terminated, in whole or in part, pursuant to these provisions, all rentals and other charges, payable by Tenant to Landlord hereunder, and attributable to the Premises, shall be paid to the date upon which actual physical possession shall be taken by the condemnor and the parties shall thereupon be released from all further liability in relation thereto. A voluntary conveyance by Landlord to a public utility, agency, or authority, under threat of a taking under the power of eminent domain, in lieu of formal proceedings, shall be a taking within the meaning of this Section.

         18. DAMAGES AND LOSSES. Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any other causes or for any damage or inconvenience which may arise through repair or alteration of any part of the Premises.

         19. FIRE AND CASUALTY.

         (a) If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If the Premises shall be so damaged by fire or other casualty that (1) substantial alteration or reconstruction of the Premises shall be, in Landlord's reasonable opinion, required which Landlord's independent architect, in good faith, estimates in writing will take longer than six (6) months to repair or restore, and (2) eighteen (18) or fewer months remain in the original Term of this Lease (or in the renewal term if Tenant has therefore exercised its renewal option as hereinafter provided in Section 47(b)),

Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within thirty (30) days after the date of such damage or casualty, in which event the Rent hereunder shall be abated as of the date of such notice.

         (b) Within thirty (30) days after such occurrence, if Landlord has not elected to terminate this Lease as herein provided, Landlord will provide Tenant with Landlord's architect's independent, good faith written estimate of the time necessary to substantially complete the repair and restore the damage. If (a) Landlord's architect estimates that it will take longer than six (6) months after the fire or other casualty to substantially complete the repair and restore the damage, or (b) such fire or other casualty occurs during the last twelve (12) months of the Term, Tenant shall have the right to terminate this Lease. Tenant shall give written notice to Landlord of such election within 30 days after the receipt of Landlord's architect's estimate.

         (c) Provided neither Landlord nor Tenant have exercised its right to terminate this Lease as set forth above, Landlord shall repair and restore the Premises to substantially the same condition in which they were immediately prior to the fire or other casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant's furniture, moveable trade fixtures, furnishings, or equipment. Landlord shall not be liable for any inconvenience, annoyance, or injury done to the business of Tenant resulting in any way from such damage or the repair thereof, except Landlord shall allow Tenant an equitable reduction of Rent during the time and to the extent the Premises are untenantable, save for Tenant's fault or negligence, as described below. The Premises or any portion thereof shall be considered "untenantable" if same are not reasonably usable for the conduct of Tenant's business as customarily operated.

         (d) If the Premises or the Premises shall be totally or partially damaged by fire or other casualty resulting from the fault or negligence of Tenant, or its agents, employees, licensees or invitees; such damage shall be repaired by and at the expense of Tenant (to the extent that such destruction or damage is not covered by the fire and extended coverage insurance carried by Landlord as provided herein), under the direction and supervision of Landlord, and Rent shall continue without abatement.

         20. INSURANCE.

         (a) Landlord shall maintain, as part of Operating Expenses, fire and extended coverage insurance on the Premises. Such insurance shall be maintained with an insurance company(ies), at full replacement cost and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may hereafter encumber the Premises. Landlord shall also carry and maintain comprehensive general liability insurance with a broad form general liability endorsement applicable to the Building and its appurtenances, on an occurrence basis, a minimum combined single limit of not less than Five Million Dollars ($5,000,000), and with a deductible or self-insured retention of not greater than $100,000.

         (b) Tenant agrees that at all times during the Term, or any renewals, it will maintain in force comprehensive general liability insurance insuring both Landlord and Tenant against all claims or action arising out of or in connection with Tenant's use or occupancy of the Premises. The Policy or policies shall be in the amount specified in Tenant's Insurance Requirements. Tenant also agrees to maintain fire and extended coverage insurance throughout the Term as specified in Tenant's Insurance Requirements.

         (c) Tenant agrees to carry statutory Worker's Compensation insurance throughout the Term.

         (d) All policies of insurance required to be maintained by Landlord and Tenant under the provisions of this section shall be written by a solvent insurance company, acceptable to Landlord, and which is duly licensed to issue such policies in the State and County where the Premises are located. Said policies shall provide for at least thirty (30) days written notice to Landlord by the insurer or insurers prior to cancellation. Tenant shall promptly cause true and correct copies of such insurance policies to be delivered to Landlord upon effective date hereof, and certificates evidencing the renewals thereof shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policy terms. All such policies of Tenant shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry. If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance, and Tenant shall pay to Landlord on demand, as Additional Rent hereunder, the premium cost thereof plus interest at the legal rate of twelve percent (12%) per annum.

         21. WAIVER OF SUBROGATION RIGHTS. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waive any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is insured against under the terms of standard fire and extended coverage insurance policies referred to in this Lease, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party. Such waiver of subrogation rights shall be a part of any policy required to be obtained under this Lease. Notwithstanding the aforesaid, if Landlord and Tenant agree that the waiver of subrogation will cause the insurance rates to be commercially unreasonable, then said parties may agree to waive the provisions of this Section.

         22. PERSONAL PROPERTY TAXES. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon any or all of Tenant's equipment, furniture, trade fixtures and other personal property located at the Premises. Upon written request by Landlord, Tenant shall show evidence of such payment.

         23. REAL PROPERTY TAXES. Landlord shall be responsible for the ad valorem taxes on the Premises and the Property (i.e. the real property) other than on the aforesaid items of fixtures and personal property for which Tenant is responsible; however, such taxes shall be included as part of the Operating Expenses for which Tenant is required to pay its Prorate Share. Tenant shall have the right, at no expense to Landlord, to protest the ad valorem taxes on the Property with the appropriate taxing jurisdictions.

         24. PARKING. The parking areas serving the Premises shall be available only for parking of automobiles and light trucks owned by Tenant and other tenants of the Building and/or their employees, agents, contractors, licensees, and invitees. No abandoned vehicles or any other items of property may be stored or brought upon such parking areas. Such areas shall not be used for the sale, display or marketing of merchandise and Tenant shall remain in compliance with all applicable deed restrictions at all times. Tenant shall have the exclusive use of all of the 789 parking spaces outlined in Exhibit "C" hereto, except (i) the 216 designated parking spaces shown on Exhibit "C" immediately to the east of the Premises shall be utilized by Tenant on a non-exclusive basis along with other tenants, guests, invitees, and licensees of the Property, and (ii) the 113 designated parking spaces shown on Exhibit "C", at the northwest portion of the Premises adjacent to Bluebonnet Drive, shall be utilized on a non-exclusive basis along with the existing tenant (Maxxim Medical) and its agents, employees, licensees, guests and invitees, until such time as the Maxxim Medical lease has terminated or expired, whereupon Tenant shall have the exclusive right to utilize such spaces. Notwithstanding the foregoing, the Landlord shall not be obligated to police, guard or supervise the use of the parking spaces. Landlord shall be required to take reasonable action to prevent other persons from utilizing such spaces. Additionally, Tenant shall abide by, and shall require its agents and employees to abide by, any and all reasonable rules and regulations relating to the parking areas as may be prescribed by Landlord from time to time; provided, however, that Tenant and its employees and agents shall be required to comply with the rules and regulations of the Building only to the extent that same (a) are not inconsistent with any other provisions of this Lease; and (b) are uniformly enforced among all tenants within the Building. Any modification or addition to the rules of the Building shall be enforceable against Tenant only after Tenant has received reasonable notice thereof.

         25. SERVICES AND UTILITIES.

         (a) Tenant shall be solely responsible for and promptly pay all charges, including any deposits, for all utilities used or consumed in the Premises. Landlord reserves the right to either submeter, or individually meter the Premises, all or any part of the remainder of the Building, or all or any part of the common facilities, including but not limited to the parking lot. Initially, the Premises shall be separately metered for all utilities except water and sewage usage, which shall be billed to Tenant, and Tenant shall pay for same, based upon its Prorata Share of square footage within the Building. Landlord reserves the right, however, to separately meter water/ sewage usage at any later time. Tenant shall be solely responsible to arrange and pay for its own janitorial services and trash/garbage removal services. Trash and garbage shall only be placed in Landlord-approved receptacles in such area(s) as Landlord may reasonably designate or redesignate from time to time.

         (b) No interruption or malfunction of any utility services (including, without limitation, electricity, gas, water and sanitary sewer services) for any reason whatsoever shall render Landlord liable for damages to either persons or property, nor shall any such failure or cessation be construed as an eviction or constructive eviction of Landlord; provided, however, if any such interruption or malfunction which is under Landlord's control shall render the Premises or a portion thereof untenantable for a period in excess of two (2) business days, rent shall abate as to such untenantable portion for the portion of such untenantable period which exceeds two (2) business days, and such abatement of rent shall be the sole remedy of Tenant, so long as Landlord shall use its best efforts to restore such utility services in a diligent manner. If such interruption or malfunction which is under Landlord's control shall continue for a period of thirty (30) days, then Tenant shall be entitled to terminate this Lease and all obligations of either party shall terminate effective as of such termination. In considering whether the Premises, or a portion thereof, may be untenantable during any period of time, it is agreed that the fact that Tenant may of necessity, due to the nature of its business, occupy some of the Premises with a reduced work force even though the space is untenantable shall not preclude the space from being untenantable. It is the intention of the parties that the term "untenantable" shall mean a condition which causes Tenant to reduce its work force in such area of space due to such condition. For example, complete failure of electricity would render the Premises untenantable for the period of time in which the electricity is not available.

         26. SIGNS. Tenant shall have the right to install a sign of its standard logo, design, color and size, on the front section of the Building, and to install a standard logo sign on the Property's pylon/monument sign of comparable size to the largest size thereon, provided that Landlord first approves the size, color, design, exact location and method of attachment, which approval shall not be unreasonably withheld, conditioned or delayed. All sign installation shall be subject to any applicable governmental laws, ordinances, regulations, restrictive covenants and other requirements. Tenant shall remove all such signs at the termination of this Lease. Such installation and removal shall be made or done in such manner as to avoid injury or defacement of the Building and other improvements at the Property.

         27. SURRENDER. Upon the termination of this Lease, Tenant shall peaceably and quietly surrender the Premises to Landlord in good and clean order, repair and condition at least equal to the condition when delivered to Tenant, excepting only reasonable wear and tear resulting from normal use, casualty or condemnation. Tenant may remove its movable trade fixtures, office supplies, movable office furniture, inventory, and property and equipment not attached to the Premises provided: (a) such removal is made prior to the termination of this Lease; (b) Tenant is not in default of any obligation or covenant under this Lease at the time of such removal; and (c) Tenant promptly repairs all damages cause by such removal. All other property at the Premises (including wall to wall carpeting, paneling or other wall covering) and any other surface attached or affixed to the floor, wall or ceiling of the Premises including improvements and all alterations and additions thereto, and all of Tenant's property not removed prior to the termination of this Lease, shall remain in and be surrendered with the Premises as a part thereof at the termination of this Lease, Tenant hereby waiving all rights to any payment, reimbursement or compensation therefore. Notwithstanding the aforesaid however, if Landlord requests in writing, Tenant shall remove all other alterations, additions, fixtures, equipment, property, and inventory placed or installed by it in the Premises, other than the initial improvements constructed by Tenant pursuant to Section 9(c) hereof and any subsequent improvement approved by Landlord wherein Landlord's approval does not specify that removal will be required, and any subsequent improvements where Landlord's consent is not required pursuant to Section 8(b) hereof and Tenant will repair any damage caused by such removal. Prior to the termination of this Lease, Tenant shall also see that all utilities are fully paid for and turned off, and Tenant shall return any and all keys to the Premises to Landlord. Further, Tenant shall leave with Landlord a forwarding address. Landlord shall have the right to bring any claims or causes of action against Tenant and to seek damages or other relief from Tenant for violating the terms and conditions of this Lease.

         28. HOLDING OVER. In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay as liquidated damages for each month or part thereof during the entire holdover period the greater of one hundred fifty percent (150%) of the monthly rent due under this Lease for the last full calendar month of the Term or the then current market rental quoted by Landlord for the Premises. No holding over by Tenant after the Term of this Lease shall be construed to extend the Lease; in the event of any holding over, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises covered hereby effective upon the termination of this Lease. Any holding over under this Lease with the consent of Landlord in writing shall thereafter constitute a lease from month to month.

         29. LIMITATION OF LANDLORD'S PERSONAL LIABILITY. Tenant specifically agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment from Landlord, it being agreed that Landlord shall never be personally liable for any such judgment. Tenant specifically agrees to look solely to Landlord's interest in the Building for the recovery of any judgment against Landlord, it being agreed that Landlord, its officers, directors and employees shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

         30. EVENTS OF DEFAULT. Each of the following acts or omissions of Tenant or occurrences shall constitute an "Event of Default":

         (a) Failure or refusal by Tenant to timely pay any rent, whether the same is Base Monthly Rental, Additional Rent or other payments hereunder, and such failure shall continue for ten (10) days after written notice of such default has been delivered to Tenant;

         (b) Failure to perform or observe any other covenant or condition of this Lease by Tenant to be performed or observed upon the expiration of a period and such failure shall continue for thirty (30) days after written notice of such default has been delivered to Tenant; provided, however, if such failure cannot reasonably be cured within the thirty (30) day period, the Tenant shall not be in default provided Tenant commences to cure within such thirty (30) day period and diligently pursues such cure to completion;

         (c) The filing or execution or occurrence of: a petition in bankruptcy or other insolvency proceeding by or against Tenant; or petition or answer seeking relief under any provision of the Bankruptcy Act; or an assignment for the benefit of creditors or composition; or a petition or other proceeding by or against the Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant's property or a proceeding by any governmental authority for the dissolution or liquidation of Tenant; provided same is not dismissed within sixty (60) days of filing.

         31. REMEDIES.

         (a) Upon the occurrence and during the continuation of any Event of Default, as enumerated above, Landlord may, at Landlord's option, in addition to any other remedy or right given hereunder or by law or equity, do any one or more of the following:

         (1) Terminate this Lease, in which event, Tenant shall immediately surrender possession of the Premises to Landlord;

         (2) Enter upon and take possession of the Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease;

         (3) Alter locks and other security devices at the Premises.

         (b) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after and during the continuation of any Event of Default, to the aforesaid exercise of dominion over Tenant's property within the Premises. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect and Landlord shall not be liable in trespass or otherwise.

         (c) In the event Landlord elects to terminate the Lease by reason of an Event of Default, then notwithstanding such termination, Tenant shall be liable for and shall pay to

Landlord, at Boston, Massachusetts, the sum of all rent and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rent and any and all other sums reserved hereunder for the remaining portion of the Term (had such Term not been terminated by Landlord prior to the date of expiration stated in Section 2, less the then present value of the then fair rental value of the Premises for such period. For the purposes of determining present value, the interest rate of seven percent (7%) per annum shall be the interest rate used to compute the discount to present value computation contemplated by this Subsection.

         (d) In the event that Landlord elects to repossess the Premises without terminating the Lease, then Tenant shall be liable for and shall pay to Landlord at Boston, Massachusetts all rent and other indebtedness accrued to the date of such repossession, plus rent and any and all other sums required to be paid by Tenant to Landlord during the remainder of the Term until the date of expiration of the Term diminished by any net sums thereafter received by Landlord through re-letting the Premises during said period (after deducting expenses incurred by Landlord as provided herein). Should Landlord elect this remedy, Landlord will use reasonable efforts to re-let the Premises. In no event shall Tenant be entitled to any excess of any rent obtained by re-letting over and above the rent herein reserved. Actions to collect amounts due by Tenant as provided in this section may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term.

         (e) In the case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord, at Boston, Massachusetts in addition to any sum provided to be paid above: broker's fees incurred by Landlord in connection with re-letting the whole or any part of the Premises; the costs of removing and storing Tenant's or other occupant's property; the costs of repairing the Premises, and all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees. Past due rent and other past due payments shall bear interest at the rate of twelve percent (12%) per annum.

         (f) In the case of an Event of Default, in the event Landlord chooses to re-let the Premises Landlord may re-let the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose. Should Landlord choose to re-let the Premises, or any portion thereof, for the remainder of the Term provided for herein, and if the rent received through re-letting does not at least equal the rent provided for herein, Tenant shall pay and satisfy the deficiency between the amount of the rent so provided for and that received through re-letting, including, but not limited to, the cost of renovating, altering and decorating for a new occupant. Further, Tenant shall not in any event ever be entitled to any excess rental and other sums paid by any tenant over the rental and other sums provided for herein, the same shall belong solely to Landlord. Nothing herein shall be construed as in any way denying Landlord the right, in the case of an Event of Default, to treat the same as an entire breach and at Landlord's option to terminate this Lease and/or immediately seek recovery for the entire breach of this Lease and any and all damages which Landlord suffers thereby.

         (g) If Tenant should fail to make any payment or cure any Event of Default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such Event of Default, may make such payment and/or remedy such other Event of Default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action.

         (h) In the event of any default by Landlord, Tenant's exclusive remedies shall be (i) an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the rent due Landlord), (ii) an action for specific performance, or (iii) an action for injunctive relief to the extent Tenant is entitled to same under Texas law; but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default, or to commence such cure and pursue same diligently until completion if the default cannot reasonably be cured within the thirty (30) day period. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Notwithstanding and in addition to the foregoing, if any default by Landlord hereunder (1) (i) prohibits or materially inhibits the Tenant's ability to operate its business at the Premises, or (ii) results in a substantial likelihood that personal injury or material damage to the Tenant's personal property situated in the Premises will occur, and (2) Landlord has not cured such default, to the extent that the conditions and clauses (i) and (ii) above are alleviated, within ten (10) days after Tenant's notice to Landlord (or such additional reasonable time as may be necessary to cure any default which cannot be reasonable cured within said ten
(10) day period, provided that Landlord is diligently pursuing same through completion), then Tenant shall have the right to effect the cure of such default and bill Landlord for the reasonable actual cost of same (which Landlord shall be obligated to repay within thirty (30) days after Landlord's receipt of the billing and all applicable back-up documentation pertaining to same), provided that Tenant must utilize the most commercially reasonable method of cure, which will cause to be incurred the lowest cost reasonably required to alleviate the conditions in clauses (1) (i) and (ii) above, and Tenant shall only be entitled to effect such cure to the extent necessary to alleviate such conditions. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. If Landlord does not pay Tenant's billing under this Section 31(h) within the thirty (30) day period, Tenant shall have no right to offset the amount of such billing against Rent due and payable to Landlord hereunder unless (i) John Hancock Mutual Life Insurance Company is no longer the Landlord and (ii) the Landlord at that time has a net worth which is not equal to or greater than the net worth of Tenant at that time. Should those two conditions be present, then Tenant shall have the right to offset the Rent by the amount of the billing, but only in such event. This limited right of offset shall not apply in any other circumstance under the Lease.

         (i) The term "Landlord" shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, the transferee, from and after the date of the transfer, will assume the transferor's obligations under this Lease, and the transferor shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing. The covenants and obligations of the Landlord under this Lease shall be binding during the Term upon each new owner for the duration of such owner's ownership.

         32. NON-WAIVER. Failure of Landlord or Tenant to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord or Tenant shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

         33. ATTORNEY'S FEES. In the event either party defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to become due hereunder or recovery of the possession of the Premises in the hands of an attorney, or files suit upon the same, the non-prevailing party agrees to pay the prevailing party's reasonable attorney's fees and court costs.

         34. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

         (a) All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the Landlord's Address for Notices or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

         (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the Tenant's Address for Notices or at such other address as Tenant may specify from time to time by written notice delivered in accordance herewith.

         (c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, or sent via overnight delivery addressed to the parties hereto at the respective Addresses for Notices, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

         (d) All parties included within the terms "Landlord" and "Tenant" respectively, shall be bound by notices given in accordance with the provisions of this section to the same effect as if each had received such notice.

         35. BROKERS.

         (a) Upon execution of this Lease by both parties, Landlord shall pay to the Brokers a fee as set forth in a separate agreement between Landlord and said Brokers for brokerage services rendered by said Brokers to Landlord and Tenant in this transaction.

         (b) Landlord further agrees that if Tenant exercises any subsequently granted option to extend, renew or lengthen the term of this Lease, or if Tenant acquires any rights to the Premises, or if Tenant remains in possession of the Premises after the expiration of the term of this Lease, or if said Brokers are the procuring cause of any other lease or sale entered into between the parties pertaining to the Premises, then as to any of said transactions, Landlord shall not pay said Broker a fee for such transactions unless agreed upon by Landlord and said Brokers in a separate agreement in writing.

         (c) Each of the parties warrant that it has had no dealing with any other real estate broker or agent in connection with the negotiation of this Lease (other than the Brokers) and it knows of no other real estate broker or agent who is or may be entitled to a commission in connection with this Lease. Each party agrees to indemnify and save harmless the other from any claims for commission of brokers or agents claiming by, through or under the indemnifying party.

         36. AUTHORITY OF LANDLORD AND TENANT. If either party hereto is a corporation, then each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

         37. JOINT OBLIGATION. If there is more than one Tenant the obligations hereunder imposed upon Tenant shall be joint and several.

         38. TIME. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

         39. LATE CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include but are not limited to processing and accounting charges, loss of interest and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. According, upon any late payment of Rent, Additional Rent, or any other sum due from Tenant which is not received by Landlord or Landlord's designee within five
(5) days after said sum is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         40. NAME. Tenant shall not use the name of the Premises, the Building or the Property for any purpose other than as an address of the business to be conducted by Tenant in the Premises.

         41. PRIOR AGREEMENTS. This Lease together with the Exhibits hereto and Landlord's rules and regulations contain all of the agreements of the parties hereto with respect to the Premises, and no prior or contemporaneous written or oral agreements or understandings pertaining thereto shall be effected for any purpose.

         42. SEPARABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way effect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

         43. ALTERATION. This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto.

         44. ASSIGNMENT BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Premises and property referred to herein, and in such event and upon such transfer no further liability or obligation shall thereafter accrue against Landlord hereunder. Tenant shall be given written notice of such assignment and the name and address of the assignee.

         45. HAZARDOUS MATERIALS. Tenant warrants, covenants and agrees that:

         (a) No toxic or hazardous substances, including without limitation, asbestos and the group of organic compounds known as polychlorinated biphenyls ("PCB's), will be generated, treated, stored, disposed of, or otherwise deposited by Tenant (or any agent, invitee, licensee, employee or contractor of Tenant) in or located on the Premises, including without limitation, the surface and subsurface water of the Premises.

         (b) No activity will be undertaken by Tenant (or any agent, invitee, licensee, employee or contractor of Tenant) on the Premises which would cause:

         (i) The Premises to become a hazardous waste treatment, storage, or disposal facility within the meaning of the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et. seq., or any similar state law or local ordinance;

         (ii) A release or threatened release of hazardous waste from the Premises within the meaning of the Comprehensive Environmental

         Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act ("CERCLA"), 42 U.S.C.
         Section 9601 et. seq., or any similar state law or local ordinance or any other environmental law; or

         (iii) The discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution control Act, 33 U.S.C. Section 1251 et. seq., the Clean Air act, 42 U.S.C. Section 7401 et. seq., or any similar state law or local ordinance.

         (c) Except as otherwise provided herein, Tenant, its agents, employees and contractors shall not cause any substances or conditions to come upon, in or on the Premises, or consent to the placing of same in or on the Premises, which may support a claim or cause of action under RCRA, CERCLA, or any federal, state or local environmental statutes, regulations, or ordinances.

         (d) Tenant, its agents, employees and contractors shall not cause any underground storage tanks or gas tanks to be located under the Premises, or consent to the placing of same in or on the Premises.

Tenant agrees to immediately notify Landlord of any violations of subsection (a) through (d) hereinabove stated, and to promptly cure, rectify, clean-up, and remedy all such violations promptly and with due diligence, at Tenant's sole cost, and under the direction of a contractor chosen or approved by Landlord. Tenant covenants and agrees to hold harmless and to indemnify Landlord from and against all losses, costs, and expenses, including reasonable attorneys, fees, incurred by reason of any claim, action, suit, proceeding, hearing, motion, or application before any court or administrative body, or arbitration panel to which Landlord may become a party by reason of any violation or breach of the provisions of subsections (a) through (d) hereinabove. All costs incurred by Landlord in that regard shall be deemed Additional Rent and shall be immediately and without notice due and payable by Tenant to Landlord. The representations and warranties made in this Section shall survive the delivery hereof and the termination of this Lease.

         (e) For purposes hereof, "HAZARDOUS SUBSTANCES" shall mean any pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, radon, asbestos and asbestos containing materials, polychlorinated biphenylis ("PCBS"), PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), as such terms are used in any federal, state or local environmental law, rule, statute, or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, and the Clean Water Act. If Hazardous Substances were used, stored, generated or disposed of on or in the leased premises on or before the Commencement Date of this Lease, or if the Premises were contaminated in any manner due to the actions or omissions of any party other than Tenant or its agents, employees, contractors or invitees, on or before the Commencement Date of this Lease, Landlord shall indemnify and hold harmless Tenant from any and all claims, damages, fines, judgments, penalties, costs, liabilities and losses arising during or after the term of this Lease and as a result of such use, storage, generation, disposal or contamination which occurred prior to the Commencement Date of this Lease, and which are caused by Landlord, or Landlord's agents, employees, and contractors after the Commencement Date. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. The indemnity obligations of Landlord under this Section 45 shall survive the expiration or earlier termination of this lease.

         (f) Landlord and Tenant agree that Tenant shall be responsible for removal of the asbestos containing floor tile located in the Premises. Upon receipt of Tenant's billing and applicable back-up pertaining to same, Landlord shall reimburse Tenant for one-half (1/2) of the cost of such removal, however, in no event shall Landlord be obligated to pay Tenant more than Ten Thousand and No/100 Dollars ($10,000.00) as reimbursement under this Section , even if Tenant's cost of such removal is in excess of Twenty Thousand and No/100 Dollars ($20,000.00).

         46. CONDITION OF PREMISES. TENANT UNDERSTANDS AND AGREES THAT IT IS ACCEPTING THE PREMISES IN THEIR "AS-IS," "WHERE-IS" CONDITION, "WITH ALL FAULTS". ABSOLUTELY NO REPRESENTATIONS OR WARRANTIES ARE GIVEN BY LANDLORD TO TENANT WITH RESPECT TO THE PREMISES, AND ALL OF SAME ARE EXPRESSLY WAIVED, INCLUDING WITHOUT ANY LIMITATION ANY WARRANTY OF SUITABILITY, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TENANT ASSUMES ALL RISKS FOR ANY DEFECTS, LATENT OR PATENT, WITH RESPECT TO THE PREMISES.

         47. RENEWAL OPTION. Tenant (but not any subtenant or assignee unless such assignee is an affiliate as previously defined) shall have a one time option to renew this Lease for one five (5) year period upon the following terms and conditions:

         (a) An Event of Default must not be in existence;

         (b) Tenant must notify Landlord of Tenant's intent to renew this Lease, which notice must be received by Landlord at least one hundred eighty (180) days, but not more than two hundred seventy (270) days, prior to the expiration of the primary Term of this Lease; however in the event that a casualty occurs which would otherwise permit Landlord to terminate this Lease pursuant to
Section 19(a); Tenant may elect to notify Landlord of its option to renew this Lease earlier than permitted by this Section as long as such notification by Tenant is within the thirty (30) days after the date of such damage or casualty, so that more than eighteen (18) months then remain in the Lease and Landlord will not be able to terminate the Lease pursuant to Section 19(a).

         (c) Tenant shall lease the Premises during the renewal term under the same terms, covenants, conditions and provisions as set forth in this Lease, except that the Base Monthly Rental for said renewal term shall be set at the Prevailing Market Rate (as hereinafter defined) for space comparable to condition of the Premises as of the date this Lease was originally executed by both parties. The parties hereby stipulate and agree that the condition of the Premises as of the date this Lease was originally executed by both parties is correctly identified on Exhibit "D" attached hereto and made a part hereof for all purposes; Landlord will notify Tenant of the proposed rental for the renewal term within thirty (30) days after Landlord receives Tenant's notice of intent to renew; if Tenant disagrees with the Prevailing Market Rate determined by Landlord, Landlord and Tenant will negotiate in good faith to reach agreement as to a mutually acceptable Base Rental rate for the renewal term. If Landlord and Tenant are unable to reach an agreement within thirty (30) days after Tenant receives Landlord's notice of determination, Tenant shall have the option to either withdraw the exercise of the renewal option or to give written notice (the "Binding Notice") to Landlord of its election to exercise the renewal option and have the Prevailing Market Rate determined by Qualified Brokers (as hereinafter defined) in accordance subsection (e) below. If Tenant does not so notify Landlord within such time, Tenant shall be deemed to have elected not to renew this Lease and all rights of Tenant under this Section 47 shall automatically terminate; and

         (d) Tenant must execute such documentation as Landlord may reasonably request in order to evidence and confirm the exercise of Tenant's renewal option. If Tenant elects to exercise the renewal option and have the Prevailing Market Rate determined by Qualified Brokers, Landlord and Tenant shall each within five (5) days after Landlord's receipt of the Binding Notice nominate and appoint a Qualified Broker to determine the Prevailing Market Rate. Upon the appointment of the two Qualified Brokers, they shall be instructed to fairly and impartially determine the Prevailing Market Rate as of the commencement date of the renewal term. The two (2) Qualified Brokers shall afford to Landlord and Tenant the right to submit evidence with respect to such value and shall, with all possible speed, make their respective determinations and deliver a written report thereof to Landlord and Tenant within thirty 930) days after their appointment. If the higher of the two Prevailing Market Rate determinations is not more than one hundred five percent (105%) of the lower determination, the average of the values so determined shall be binding upon Landlord and Tenant and shall be the Prevailing Market Rate for purposes of the renewal term. If the higher determination is more than one hundred five percent (105%) of the lower determination, the two Qualified Brokers shall within five (5) days after both of such Qualified Brokers have submitted their written reports to Landlord and Tenant select by mutual agreement a third (3rd) Qualified Broker and give written notice of such appointment to Landlord and Tenant. If the two (2) Qualified Brokers fail to agree upon the third Qualified Broker within said five
(5) day period, a third Qualified Broker shall be selected by mutual agreement of Landlord and Tenant within a further period of five (5) days. If Landlord and Tenant cannot so agree on the third Qualified Broker, then either Landlord or Tenant may elect to have such Qualified Broker appointed by the president of the Texas Chapter of the Society of Industrial and Office Realtors or its successor organization. The third Qualified Broker shall be instructed to fairly and impartially determine which of the two original Qualified Broker's determination of the Prevailing Market Rate most closely


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
approximates his determination of the Prevailing Market Rate, and the determination so selected shall be binding upon Landlord and Tenant and shall be the prevailing Market Rate for purposes of the renewal term. Landlord and Tenant shall pay the fees and expenses of the Qualified Broker it appoints, and the fees and expenses of the third Qualified Broker shall be divided equally between Landlord and Tenant. If any Qualified Broker appointed as aforesaid shall thereafter become unable or unwilling to act, such Qualified Broker's successor shall be appointed in the same manner as provided in this paragraph for the appointment of the Qualified Broker so becoming unable or unwilling to act.

         As used herein, the term "Prevailing Market Rate" means the annual rental rate, expressed in dollars per rentable square foot, that a willing landlord would accept and a willing tenant would pay, for space comparable to condition of the Premises as of the date this Lease was originally executed by both parties for the applicable renewal term under the provisions of this Lease, which determination is shall be made by comparison to recently executed leases in the other buildings of similar class, size, age and location, for space comparable to the condition of the Premises as of the date this Lease was originally executed by both parties, and adjusting the rates payable under such leases to determine rental value of the Premises. In making such comparison and adjustment, all relevant factors affecting rental value shall be considered, including, without limitation, floor level; location on the floor; term of the lease; age, quality and location of the applicable building; leasehold improvements and/or the allowances provided; rent and cash concessions; the extent of services to be provided; and the credit worthiness of the tenant.

         As used herein, the term "Qualified Broker" means a real estate broker who (i) is licensed in the State of Texas, (ii) has been actively and continuously engaged in leasing space in industrial office/warehouse buildings in Houston, Texas for not less than the previous five (5) year period, (iii) during the preceding three (3) year period has individually represented a party to an industrial office/warehouse space lease of at least 25,000 square feet; and (iv) has not represented Landlord or Tenant during the preceding five (5) year period.

         48. RIGHT OF FIRST REFUSAL. Tenant shall have the right of first refusal to lease any other space in the Building upon the following terms and conditions:

         (a) An Event of Default must not be in existence.

         (b) Such other space in the Building must become available and be vacated, and not subject to any other existing tenant's option, right of refusal or preferential right;

         (c) If Landlord receives an acceptable offer from a prospective tenant to lease any such unleased available space during the Term of this Lease, then Landlord will notify Tenant thereof in writing (the "Availability Notice"), and will specify the salient terms thereof; Upon request of Tenant, Landlord will provide access to the subject space to Tenant and its representatives during the period of time Tenant has the right to exercise its right of first refusal with respect to such space; Tenant shall have five (5) business days thereafter in which to notify

Landlord of Tenant's exercising its right of first refusal. If Tenant fails to give such notice within said five (5) business day period, then Landlord shall thereafter have the right to lease such space out to such prospective tenant. If Tenant shall fail to exercise such right of first refusal after written notice by Landlord as provided herein, Landlord may lease the portion of the space described in the Availability Notice, on such terms and conditions and to such party or parties as Landlord may determine in its sole and absolute discretion, except that in no event shall the effective rental rate (taking into consideration all amounts to be paid by Tenant to Landlord thereunder, such as annual Base Rental and Additional Rental, together with all allowances and monetary concessions (such as tenant improvement allowance and free rent) to be provided by Landlord to Tenant) in such lease be less than ninety percent (90%) of the effective rental rate offered to Tenant in the Availability Notice. If Landlord does not enter into a lease of such space within six (6) months following the Availability Notice, Tenant's right of first refusal shall apply again to such space, and Landlord shall be required to notify Tenant when Landlord enters or intends to enter serious negotiations with another party to lease such space as provided above. If Tenant timely notifies Landlord within said three (3) business day period that Tenant is exercising its right of first refusal, then Tenant shall be obligated to lease the space covered by such offer upon the same terms, covenants, conditions and provisions as contained in such offer;

         (d) Tenant's right of first refusal shall not apply to any offer to extend an existing lease at the Building (of Schlumberger Technology Corporation and Circuit City Stores, Inc.); and

         (e) Tenant must execute such documentation as Landlord may reasonably request in order to evidence and confirm the exercise of Tenant's right of first refusal and the leasing of the additional space.

         49. MISCELLANEOUS.

         (a) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         (b) The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

         (c) The captions are inserted in this Lease for convenience only and in no way define, limit, or describe the scope or intent of this Lease, or any provision hereof, nor in any way affect the interpretation of this Lease.

         (d) This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

         (e) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

         (f) This Lease is declared to be a Texas contract, and all of the terms thereof shall be construed according to the laws of the State of Texas.

         IN WITNESS WHEREOF the parties hereto have executed this Lease as of the date aforesaid.

         "LANDLORD"                            "TENANT"

JOHN HANCOCK MUTUAL LIFE                CALIFORNIA MICROWAVE-
INSURANCE COMPANY                       MICROWAVE NETWORK SYSTEMS,
                                        INC.

By:   /s/                               By:   /s/
      ---------------------------             -----------------------------
Name:                                   Name:
      ---------------------------             -----------------------------
Title:                                  Title:
      ---------------------------             -----------------------------

                                   EXHIBIT "A"

                                   EXHIBIT "B"


         A certain tract of land containing 16.0 acres out of the Thomas J. Nichols Survey, Abstract 296 in the City of Stafford, Fort Bend County, Texas, more particularly described as Greenbriar Southwest, Section 3, Tract 6, by the Plat thereof recorded in Volume 22 at Page 33 of the Plat Records of Fort Bend County, Texas.

                                   EXHIBIT "C"